Exhibit 99.1

RMDY HEALTH INC.

2018 ANNUAL REPORT

RMDY HEALTH INC.

2018 ANNUAL REPORT

Report of Independent Auditors

To the board of directors and management of RMDY Health Inc.

We have audited the accompanying consolidated financial statements of RMDY Health Inc. and its subsidiary, which comprise the consolidated balance sheet as of December 31, 2018 and the related consolidated statements of loss, changes in shareholders’ equity and cash flows for the year then ended.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RMDY Health Inc. and its subsidiary as of December 31, 2018 and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1(b) to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency and cash outflows from operating activities, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1(b). The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Kesselman & Kesselman

Certified Public Accountants (lsr.)

A member firm of PricewaterhouseCoopers International Limited

December 18, 2019

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,

P.O Box 50005 Tel-Aviv 6150001 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il

RMDY HEALTH INC.

CONSOLIDATED BALANCE SHEET

U.S. DOLLARS IN THOUSANDS

		December 31,
	Note	2018
Assets
CURRENT ASSETS:
Cash and cash equivalents	2f	130
Accounts receivable	2h	258
Other current assets		8
TOTAL CURRENT ASSETS		396
NON-CURRENT ASSETS:
Property, equipment and software, net	3	24
Restricted deposits	2g	6
Severance pay fund	5	220
Employee loans	8	629
TOTAL ASSETS		1,275
Liabilities and Shareholders’ Equity
CURRENT LIABILITIES:
Short term bank debts		30
Trade payables		159
Shareholder loans	8	369
Other payables	4	248
TOTAL CURRENT LIABILITIES		806
NON-CURRENT LIABILITIES:
Severance pay liability	5	251
Officer loans	8	448
Warrant liability	6	9
		708
TOTAL LIABILITIES		1,514

SHAREHOLDERS’ EQUITY:	6
Ordinary shares of USD 0.001 par value 35,696,414 shares issued and outstanding at December 31, 2018:		36
Series A Preferred Shares USD 0.001 par value 1,085,521 shares issued and outstanding at December 31, 2018		1
Series B Preferred Shares USD 0.001 par value 15,373,131 shares issued and outstanding at December 31, 2018		15
Series C Preferred shares USD 0.001 par value 8,333,880 shares issued and outstanding at December 31, 2018		8
Additional paid-in capital		3,799
Accumulated deficit		(4,098)
TOTAL SHAREHOLDERS’ EQUITY (DEFICIT)		(239)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		1,275

The accompanying notes are an integral part of the consolidated financial statements

RMDY HEALTH INC.

CONSOLIDATED STATEMENT OF LOSS

U.S. DOLLARS IN THOUSANDS

		Year ended December 31,
	Note	2018
REVENUES	2k	2,368
COST OF REVENUE		603
GROSS PROFIT		1,765
RESEARCH AND DEVELOPMENT EXPENSES	2m	993
SALES AND MARKETING EXPENSES	2l	362
GENERAL AND ADMINISTRATIVE EXPENSES		853
DEPRECIATION AND AMORTIZATION		13
TOTAL OPERATING EXPENSES		2,221
OPERATING LOSS		(456)
FINANCIAL EXPENSE, net		(24)
LOSS BEFORE TAXES ON INCOME		(480)

INCOME TAX EXPENSE	7	2
NET LOSS		(482)

The accompanying notes are an integral part of the consolidated financial statements

RMDY HEALTH INC.

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
U.S. DOLLARS IN THOUSANDS

	Ordinary Shares		Preferred Shares
	Number of Shares	Amount	Number of Shares	Amount	Additional Paid in Capital	Accumulated Deficit	Total

Balance At January 1, 2018	35,696,414	36	16,458,652	16	2,492	(3,616)	(1,072)

Issuance of preferred shares, net of issuance costs	-	-	8,333,880	8	1,292	-	1,300
Share based compensation	-	-	-	-	15	-	15
Net loss for the year	-	-	-	-	-	(482)	(482)
Balance At December 31, 2018	35,696,414	36	24,792,532	24	3,799	(4,098)	(239)

The accompanying notes are an integral part of the consolidated financial statements

RMDY HEALTH INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
U.S. DOLLARS IN THOUSANDS

Year ended December 31
2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	(482)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13
Share based compensation	15
Changes in operating assets and liabilities:
Other current assets	4
Trade payables	(16)
Accounts receivables	(40)
Other payables	(809)
Other long-term liabilities	(22)
Other Assets	(49)
Net cash used in operating activities	(1,386)

CASH FLOWS FROM INVESTMENT ACTIVITIES -
Purchase of property, equipment and software	(3)
Net cash used in investment activities	(3)

CASH FLOWS FROM FINANCING ACTIVITIES -
Short term loans	22
Issuance of preferred shares and warrants, net of issuance costs	1,309
Net cash provided by financing activities	1,331

Decrease in cash, cash equivalents and restricted cash	(58)
Cash, cash equivalents and restricted cash at the beginning of the year	194
Cash, cash equivalents and restricted cash at the end of the year	136

The below table reconciles cash, cash equivalents, and restricted cash as reported in the consolidated balance sheet to the total of the same amounts shown in the consolidated statements of cash flows, at the end of the year:

As reported in the consolidated balance sheets	130
Restricted deposits	6
As shown in the consolidated statements of cash flows	136

The accompanying notes are an integral part of the consolidated financial statements

RMDY HEALTH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - GENERAL OVERVIEW:

a.	RMDY Inc. (together with its subsidiary, “CyberDiet LTD” or the “Company”), is engaged in developing and marketing of digital health SAAS solutions across a range of healthcare and life science initiatives, used by pharmaceutical companies, payers, MedTech companies, and medical associations nationwide to improve medication adherence and care coordination.

b.	The Company has experienced net losses and negative cash flows from operations since its inception and has relied on its ability to fund its operations primarily through equity financings. For the year ended December 31, 2018, the Company recorded a net loss of approx. $500 thousands. Additionally, during the year ended December 31, 2018, the Company used cash in operations of approx. $1,400 thousands. As of December 31, 2018, the Company had an accumulated deficit of $4 million and cash and cash equivalents of $130 thousands. Management has prepared cash flow forecasts, which indicate that based on the Company’s expected operating losses and negative cash flows, there is substantial doubt about the Company’s ability to continue as a going concern, within one year after the date that the financial statements are issued.

The Company’s ability to continue as a going concern is dependent upon its ability to raise additional funding and/or consummate the transaction discussed in note 9 and complete a successful integration. Otherwise, it could be forced to delay, reduce or eliminate its research and development programs or other operations. If any of these events occur, the Company’s ability to achieve the development and commercialization goals would be adversely affected. The Company does not have any additional financing in place and there can be no assurance that the Company can obtain financing, if at all, on terms acceptable to it.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES:

The Significant accounting policies applied in the preparation of the financial statements are as follows:

a.	Accounting principles

The consolidated financial statements are prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States of America (hereafter - U.S. GAAP).

b.	Principles of consolidation

The accompanying consolidated financial statements include the accounts of RMDY HEALTH Inc. and its wholly owned subsidiary. All intercompany transactions have been eliminated in consolidation.

c.	Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. As applicable to these financial statements, the most significant estimates and assumptions relate to the fair value of share-based compensation and fair value of the warrants for preferred shares.

d.	Functional currency and translation

The functional currency of the Company and its subsidiaries is the U.S. dollar (“dollar” or “$”). Our foreign subsidiaries derive their revenue primarily from services provided to the parent company as well each obtains its financing from the parent company in dollars.

Accordingly, monetary accounts maintained in currencies other than the dollar are re-measured into dollars in accordance with the principles set forth in ASC 830 of the Financial Accounting Standards Board (“FASB”) “Foreign Currency Translation”, in the following manner:

RMDY HEALTH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued):

Transactions and balances originally denominated in dollars are presented at their original amounts. Balances in non-dollar currencies are translated into dollars using historical and current exchange rates for non-monetary and monetary balances, respectively. For non-dollar transactions reflected in the statement of income, the transaction date exchange rates are used. Depreciation, amortization and other changes deriving from non-monetary items are based on historical exchange rates. The resulting transaction gains or losses are recorded as financial income or expenses, as appropriate.

e.	Fair value measurement

U.S. GAAP defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between arms-length market participants at the measurement date. When determining the fair value of its assets and liabilities, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use, such as inherent risk, transfer restrictions and risk of nonperformance.

Fair value is estimated by applying a hierarchy that prioritizes the inputs used to measure fair value into three levels. It also bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1—Quoted prices in active markets for identical assets or liabilities;

Level 2—Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3—Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

As of December 31, 2018, the fair values of the Company’s cash, cash equivalents, short-term and long-term deposits, accounts receivable, and accounts payable, approximated the carrying values of these instruments presented in the Company’s consolidated balance sheets because of their short term nature.

f.	Cash and cash equivalents

The Company considers cash invested in short-term bank deposits (up to three months from date of deposit) that are not restricted to withdrawal or use and money market instruments, to be cash equivalents. The Company maintains cash and cash equivalent balances with various financial institutions. The Company regularly reviews investment concentrations of these institutions.

g.	Restricted deposits

The Company maintains restricted deposits held as collateral for the purposes of its vehicles lease.

The restricted deposits under the non-current assets include deposits held for vehicles lease . Depending on the length of the lease, the restricted lease deposit is presented as either a current or non-current asset.

h.	Accounts receivable

Accounts receivable includes mainly open accounts with direct clients. Accounts receivable are recorded at the original invoiced amount less an allowance for any potential uncollectible amounts. The Company reviews accounts receivable regularly and makes estimates for the allowance for doubtful accounts when there is doubt as to the ability to collect individual balances. In evaluating the ability to collect outstanding receivable balances, the Company considers many factors, including the age of the balance, the customer’s payment history and current creditworthiness, and current economic trends. Bad debts are written off after all collection efforts have ceased. The Company does not require collateral from its customers.

RMDY HEALTH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued):

i.	Property, equipment and software, net:

1)	The assets are stated at cost.

2)	The assets are depreciated and amortized by the straight-line method, on basis of their estimated useful lives.

3)	Additions, renewals, and betterments are capitalized. Maintenance and repairs that do not extend the useful life of the asset are expensed as incurred.

The estimated useful lives are as follows:

Years
Computers, software and peripheral equipment	3-5
Furniture and office equipment	6-16
Leasehold improvements	Lesser of economic life or lease term

j.	Impairment of long-lived assets

The Company reviews long-lived assets for their impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated future cash flows (undiscounted and without interest charges) from the use of the asset are less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value.

k.	Revenue recognition

The Company derives its revenue principally from digital services to its customers, using its platform. The Company generates revenue principally through fixed commitment contracts under which the Company provides various services, including access to a cloud-based platform, as well as the related customer support and other services. The Company’s customers do not have a contractual right, or the ability, to take possession of the Company’s software at any time during the hosting period, or contract with an unrelated a third party to host the Company’s software. Therefore, revenue recognition for the Company’s services is not accounted for under specific guidance of the Financial Accounting Standards Board (“FASB”) on software revenue recognition. The Company recognizes revenue for its services ratably over the contracted service period, provided that there is persuasive evidence of an arrangement, the service has been provided to the customer, collection is reasonably assured, the amount of fees to be paid by the customer is fixed or determinable and the Company has no significant remaining obligation at the completion of the contracted term. The Company’s contracts do not contain general rights of return.

Revenue for optional services is recognized as delivered, or as completed, provided that the general revenue recognition criteria described above are met.

l.	Sales and marketing expenses

Sales and marketing includes business development and product launch costs, marketing and advertising costs, customer acquisition and retention costs. This also includes employee compensation and related costs to support the sales and marketing process.

m.	Research and development expenses

Research and development expenses include costs associated with the maintenance and ongoing development of the Company’s technology, including employee compensation and related costs, professional services and consulting expenses, and non-capitalized costs associated with the development of new technologies.

RMDY HEALTH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued):

n.	Income taxes

Income taxes are accounted for using an asset and liability approach as required under U.S. GAAP. The asset and liability approach requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. The measurement of current and deferred tax liabilities and assets is based on provisions of the relevant tax law; the effects of future changes in tax laws or rates are not anticipated. Deferred taxes have not been provided on the amount of unremitted earnings from foreign subsidiaries retained for reinvestment in the Company. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized. Valuation allowances are established for deferred tax assets when the likelihood of the deferred tax assets not being realized exceeds the more likely than not criterion. Deferred tax assets and liabilities, along with any related valuation allowance, are classified as non-current assets or non-current liabilities on the balance sheet.

The Company follows the guidance on accounting for uncertainty in income taxes in accordance with U.S. GAAP. The guidance provides a comprehensive model for the recognition, measurement and disclosure in financial statements of uncertain income tax positions that a company has taken or expects to take on a tax return. Under this guidance, a company can recognize the benefit of an income tax position only if it is more likely than not (greater than 50%) that the tax position will be sustained upon tax examination, based solely on the technical merits of the tax position; otherwise no benefit can be recognized. The tax benefits recognized are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. Additionally, the Company accrues interest and related penalties, if applicable, on all tax exposures for which reserves have been established consistent with jurisdictional tax laws. Interest and penalties are classified as income tax expense in the consolidated financial statements.

Income tax expense includes U.S. (federal and state) and foreign income taxes. Tax legislation commonly known as the Tax Cuts and Jobs Act of 2017 (the “2017 Tax Act”) includes a mandatory one-time tax on accumulated earnings of foreign subsidiaries, and as a result, all previously unremitted earnings for which no U.S. deferred tax liability had been accrued were subject to U.S. tax. Notwithstanding the U.S. taxation of these amounts, the Company intends to continue to invest most or all of these earnings, as well as our capital in these subsidiaries, indefinitely outside of the U.S. and do not expect to incur any significant, additional taxes related to such amounts. The 2017 Tax Act had no impact on our financial statements as we provide full valuation allowance on our NOLs.

o.	Share-based compensation

The Company measures and recognizes compensation expense for share-based awards based on estimated fair values on the date of grant using the Black-Scholes option-pricing model. This option pricing model requires the Company to make several estimates, including the option’s expected life, price and volatility of the underlying share. The Company recognizes the estimated fair value of option-based awards, net of estimated forfeitures (as they occur), as share-based compensation costs using the accelerated method.

p.	Contingencies

Loss contingencies are recognized in the consolidated financial statements as an incurrence of liabilities or impairment of assets when the loss is probable and can be reasonably estimated. Gain contingencies are recognized when realized.

RMDY HEALTH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued):

q.	Concentrations of credit risk and significant customers

The Company’s principal credit risk relates to its cash, cash equivalents, restricted cash and accounts receivable. Cash, cash equivalents and restricted cash are deposited primarily with financial institutions that management believes to be of high credit quality. To manage accounts receivable credit risk, the Company regularly evaluates the creditworthiness of its customers. As of December 31, 2018, there was no allowance for potential credit losses.

As of December 31, 2018 there were 3 customers accounted for more than 10% of accounts receivable and 10% or more of revenue for the year ended December 31, 2018.

r.	Recently issued accounting pronouncements

In 2018, the FASB issued new accounting guidance intended to align the requirements for capitalization of implementation costs incurred in a cloud computing arrangement that is a service contract with the existing guidance for internal-use software. Capitalized implementation costs should be amortized over the term of the hosting arrangement and recorded in the same financial statement line items as amounts for the hosting arrangement. The new guidance is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years, with early adoption permitted. The guidance provides flexibility in adoption, allowing for either retrospective adjustment or prospective adjustment for all implementation costs incurred after the date of adoption. The Company is currently evaluating the impact this new accounting guidance will have on our financial statements.

On May 28, 2014, the Financial Accounting Standards Board (“FASB”) issued ASU 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), its standard on revenue from contracts with customers. ASU 2014-09 outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The core principle of the revenue model is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. In applying the revenue model to contracts within its scope, an entity identifies the contract(s) with a customer, identifies the performance obligations in the contract, determines the transaction price, allocates the transaction price to the performance obligations in the contract and recognizes revenue when (or as) the entity satisfies a performance obligation. ASU 2014-09 is effective for private company annual reporting periods beginning after December 15, 2018. The impact of the adoption of ASU 2016-09 on the Company’s financial statements is not expected to be material.

On February 25, 2016, the FASB issued ASU 2016-02, Leases (“ASU 2016-02”), which will require lessees to recognize most leases on their balance sheet as a right-of-use asset and a lease liability. Leases will be classified as either operating or finance, and classification will be based on criteria similar to current lease accounting, but without explicit bright lines. The guidance is effective for annual reporting periods beginning after December 15, 2020. The Company is currently assessing the impact of the adoption of ASU 2016-02 on the Company’s financial statements.

RMDY HEALTH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued):

In 2016, the FASB issued new guidance on the measurement of credit losses on financial instruments. Credit losses on loans, trade and other receivables, held-to-maturity debt securities, and other instruments will reflect our current estimate of the expected credit losses and generally will result in the earlier recognition of allowances for losses. Additional disclosures will be required, including information used to track credit quality by year of origination for most financing receivables. The new guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019, with early adoption permitted. We will adopt the new guidance effective January 1, 2020. We are required to apply the provisions of this guidance as a cumulative effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. We are evaluating the impact of and approach to adopting this new accounting guidance on our consolidated financial statements.

In 2016, the FASB issued new guidance on restricted cash on the statement of cash flows. The new guidance requires the classification and presentation of changes in restricted cash and cash equivalents in the statement of cash flows. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning and ending balances shown on the statement of cash flows. The guidance had to be applied retrospectively after adoption. We adopted the guidance effective January 1, 2018 on a retrospective basis. The beginning and ending balances of cash and cash equivalents on the consolidated statement of cash flows now include restricted cash and restricted cash equivalents, with no significant change.

In 2017, the FASB issued new guidance clarifying which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting. Specifically, an entity would apply modification accounting only if the fair value, vesting conditions, or classification of the awards changes as a result of changes in the terms or conditions. We adopted the guidance effective January 1, 2018 and applied it prospectively upon adoption. The adoption of this guidance did not have a material impact on our consolidated financial statements.

In 2018, the FASB amended existing guidance to include share-based payment transactions for acquiring goods and services from non-employees. This amendment prescribes that entities should apply the requirements for employee share-based payment compensation to non-employee awards used to acquire goods and services, except for specific guidance on inputs to an option pricing model and the attribution of cost (period of time that the awards vest and pattern of recognition). The new guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018, with early adoption permitted. We adopted the guidance effective January 1, 2018. The adoption of this guidance did not have a material impact on our consolidated financial statements.

s.	Subsequent events

The Company has evaluated subsequent events through December 18, 2019, the date on which the consolidated financial statements were available to be issued.

RMDY HEALTH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 3 – PROPERTY, EQUIPMENT AND SOFTWARE, NET:

Composition of assets, grouped by major classifications, is as follows:

December 31,
2018
Leasehold improvements	22
Furniture and office equipment	18
Computers, software and
peripheral equipment	439
Accumulated depreciation	(455)
24

Depreciation expense for the year ended December 31, 2018 were USD 13

NOTE 4 - OTHER PAYABLES:

December 31,
2018
Accrued expenses	102
Accrued vacation and recreation	42
Employees	37
Institutions	27
Credit cards	40
248

NOTE 5 – SEVERANCE PAY FUND AND ACCRUED SEVERANCE PAY:

Cyberdiet Ltd. (“The Israeli Subsidiary”):

1)	Labor laws in Israel and employment agreements require paying severance pay to employees that are dismissed or retiring from their employment in certain circumstances, according to a defined benefit plan. The Israeli Subsidiary’s severance pay liability for the Israeli employees is covered mainly by the purchase of insurance policies.

2)	Employees (for whom the Company makes regular deposits in pension and severance pay funds according to a defined benefit plan) dismissed before attaining retirement age are entitled to severance pay computed on the basis of their latest pay rate. In respect of these employees, the Company is committed to supplement the difference between severance pay computed as above and the amounts accumulated in the abovementioned funds.

Commencing 2011, the Israeli Subsidiary added Section 14 of the Severance Pay Law - 1963 to new employees’ agreements that eliminates the need to accrue provisions for retirement expenses for these employees, other than periodic payments made on behalf of the employees that are expensed periodically.

RMDY HEALTH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 6 - SHAREHOLDERS’ EQUITY:

a.	The Company is authorized to issue two classes of stock to be designated respectively, Common Stock and Preferred Stock. Share capital is composed as follows as of December 31, 2018:

	December 31, 2018
	Shares Authorized	Shares Issued and Paid	Share Capital

Ordinary shares of USD 0.001 par value:	75,000,000	35,696,414	36
Preferred A Shares of USD 0.001 par value	1,085,521	1,085,521	1
Preferred B Shares of USD 0.001 par value	15,373,131	15,373,131	15
Preferred C shares of USD 0.001 par value	12,917,514	8,333,880	8
Total	104,376,166	60,488,946	60

b.	Rights attached to Ordinary Shares

Subject to any provision in the Company’s amended and restated articles of association, conferring special preferences and rights to the Preferred Shares, Ordinary Shares shall confer on their holders the right to receive notices of, and to attend and to vote at general meetings of the Company, the right to receive dividends and to participate in the distribution of the surplus assets of the Company upon its winding-up.

c.	Main terms of Preferred Stock agreements

Dividends:

The Company shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock for which an adjustment was made pursuant to the certificate of association) unless, in addition to the obtaining of any consents required elsewhere in this Certificate of Incorporation, the holders of the Preferred Stock then outstanding shall first receive, dividends in the following amounts and with the following preferences and priorities:

First, and in preference and priority to any declaration or payment of any dividend in respect of shares of any other class or series of capital stock of the Corporation, the holders of shares of Series C Preferred Stock shall receive dividends in respect of each outstanding share of Series C Preferred Stock in an amount per share equal to the Series C Preference Amount (as defined below) (the “Series C Dividend Preference Amount”);

Second, following the payment in full of the Series C Dividend Preference Amount in respect of each outstanding share of Series C Preferred Stock any dividend shall be paid with respect to each outstanding share of Preferred Stock and Common Stock on a pro-rata and as-converted basis.

Liquidation Preference:

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (each a “Liquidation Event”) or Deemed Liquidation Event (as defined below), the Corporation shall make distributions to the stockholders of the Corporation in the following order of preference:

RMDY HEALTH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 6 - SHAREHOLDERS’ EQUITY (continued):

Series C Preference. First, the Corporation shall distribute to each holder of Series C Preferred Stock held by it prior to and in preference to any distribution or payments in respect of any other classes or series of shares of capital stock of the Corporation, a per share amount equal to the greater of (a) sum of (x) the Series C Original Purchase Price, plus (y) an amount equal to 5% of the Series C Original Purchase Price per annum compounded on an annual basis, based on time actually elapsed, until the fifth anniversary of the Series C Original Issue Date, plus (z) an amount equal to all declared and unpaid dividends thereon, less any dividends previously paid on the Preferred C Stock (such sum, the “Series C Preference Amount”) or (b) such amount per share as would have been payable had all shares of Series C Preferred Stock been converted into Common Stock pursuant to Section 4 to the COA immediately prior to such Liquidation Event or Deemed Liquidation Event; If the assets and funds thus distributed in respect of the shares of Series C Preferred Stock shall be insufficient to permit the payment of the full Series C Preference Amount in respect of each outstanding share of Series C Preferred Stock, then all of the funds and other assets of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Stock in proportion to the respective amounts which would otherwise be payable in respect of the shares of Series C Preferred Stock.

Series A Preference. Second, following the payment in full of the Series C Preference Amount in respect of each outstanding share of Series C Preferred Stock the Company shall distribute to the holders of shares of Series A Preferred Stock then outstanding an amount per share equal to the greater of (a) the Series A Original Purchase Price (the “Series A Preference Amount”); or (b) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock pursuant to Section 4 to the COA immediately prior to such Liquidation Event or Deemed Liquidation Event. If the assets and funds thus distributed in respect of the shares of Series A Preferred Stock shall be insufficient to permit the payment of the full Series A Preference Amount in respect of each outstanding share of Series A Preferred Stock then all of the funds and other assets of the Corporation legally available for distribution (following the payment in full of the Series C Preference Amount in respect of each outstanding share of Series C Preferred Stock) shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the respective amounts which would otherwise be payable in respect of the shares of Series A Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

RMDY HEALTH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 6 - SHAREHOLDERS’ EQUITY (continued):

Series B Preference. Third, following the payment in full of the Series C Preference Amount in respect of each outstanding share of Series C Preferred Stock and the payment in full of the Series A Preference Amount in respect of each outstanding share of Series A Preferred Stock, the Company shall distribute to the holders of shares of Series B Preferred Stock then outstanding an amount per share equal to the greater of (a) sum of (x) (i) with respect to Series B-1 Preferred Stock and Series B-2 Preferred Stock, 125% of the applicable Series B Original Purchase Price or (ii)with respect to Series B-3 Preferred Stock and Series B-4 Preferred Stock, the applicable Series B Original Purchase Price, plus an amount equal to 5% of the applicable Series B Original Purchase Price per annum compounded on an annual basis, based on time actually elapsed, until the 5” anniversary of the Series B-3 Original Issue Date or B-4 Original Issue Date, as applicable, plus (y) an amount equal to all declared and unpaid dividends thereon, less any dividends previously paid on the Preferred B Stock (the “Series B Preference Amount”); or (b) such amount per share as would have been payable had all shares of Series B Preferred Stock been converted into Common Stock pursuant to Section 4 of the COA immediately prior to such Liquidation Event or Deemed Liquidation Event. If the assets and funds thus distributed in respect of the shares of Series B Preferred Stock shall be insufficient to permit the payment of the full Series B Preference Amount in respect of each outstanding share of Series B Preferred Stock, then all of the funds and other assets of the Corporation legally available for distribution (following the payment in full of the Series C Preference Amount in respect of each outstanding share of Series C Preferred Stock and the Series A Preference Amount in respect of each outstanding share of Series A Preferred Stock) shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the respective amounts which would otherwise be payable in respect of the shares of Series B Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

Remaining Assets. Last, and after payment in full of all preferential amounts required to be paid in accordance with the terms above, the remaining assets then available for distribution, if any, shall be distributed to the holders of Common Stock (not on an as-converted basis) pro rata among them based on the number of shares of capital stock held thereby.

d.	Warrants to purchase shares

The Company signed an agreement with current shareholders that are entitled during the exercise period to purchase Warrant Stock against additional investment in an aggregate amount of up to $1,000.

The warrants may be exercised in whole or in part, at one time or from time to time, until the earlier of: (i) immediately prior to the closing of an IPO; (ii) the lapse of twenty four (24) months following the Closing of the Series C Preferred Stock Agreement; or (iii) a Deemed Liquidation Event (as defined in the Company’s Amended and Restated Certificate of Incorporation). The shares issuable to the holder upon exercise of this Warrant (or any part thereof) shall be either (i) a sub-series of the Company’s presently authorized Series C Preferred Stock, in the event that the Warrant (or any part thereof) is exercised prior to the first triggering event or (ii) a sub-series of the series of stock issued upon the most recent Triggering Event in the event that the Warrant (or any part thereof) is exercised upon or after a Triggering Event (defined as the Closing of: (i) an equity investment; or (ii) a Deemed Liquidation Event; or (iii) an initial public offering). The Warrant Stock shall bear the same rights and privileges as set forth in the Company’s Certificate of Incorporation for the applicable series of Stock. The exercise price per share of the Warrant shall be equal to $15,000 divided by the total issued and outstanding share capital of the Company on a fully diluted basis as of immediately prior to the exercise of this Warrant (currently reflecting an exercise price of approximately $0.22 per share); provided however that if the price per share in the applicable triggering event is based on a pre-money valuation of the Company which is lower than $15,000, the exercise price per share shall be equal to 80% of the price per share in such triggering event.

RMDY HEALTH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 6 - SHAREHOLDERS’ EQUITY (continued):

The warrants are classified as liabilities in accordance with ASC 480-10-35-5, as they are considered freestanding financial instruments, exercisable into the most preferred issued shares, and thus deemed redeemable. Accordingly, the warrants are measured at fair value in every reporting period, and changes in their fair value are recognized in the Statements of Operations within financial income (expense).

The fair value during 2018 was measured and determined mainly based on the 2018 SPA price per share of Series C preferred shares and assumptions of 2.35% risk-free interest rate and expected volatility at a rate of 66.2%.

e.	Option plan

In 2005 and 2013, the Company’s Board of Directors approved a stock option plan (the “Plan”). Under the Plan, options can be granted to employees, directors and service providers.

As of December 31, 2018, the aggregate number of options approved under the above option plan was 25,385,518. The current amount of options outstanding is 5,164,438 and 15,096,288 were exercised. Stock options granted typically vest over a period of 2-4 years.

The Company’s Board of Directors also approved the Plan for the purpose of Section 102 of the Israeli Tax Ordinance and selected the capital gains tax track for options granted to the Israeli employees.

Following is a summary of the status of the option plan as of December 31, 2018 and the changes during the year ended:

	2018
	Number	Weighted average exercise price USD

Options outstanding at beginning of year	2,486,244	0.057
Changes during the year:
Granted	2,758,194	0.12
Exercised	-	-
Forfeited	80,000	0.05
Options outstanding at end of year	5,164,438	0.089

RMDY HEALTH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 6 - SHAREHOLDERS’ EQUITY (continued):

The following table summarizes information about options under the Company’s plan outstanding at December 31, 2018:

	Options outstanding
	Exercise Price	Number Outstanding at December 31, 2018	Number Exercisable at December 31, 2018	Weighted average remaining contractual life (in years)

	0.12	2,758,194	586,194	9.41
	0.067	1,515,000	1,010,000	8.28
	0.050	631,806	631,806	10.72
	0.020	259,438	259,438	5.67
Total		5,164,438	2,487,438

The fair value of options granted was estimated using the Black—Scholes option-pricing model. The assumptions used to value options granted during 2018 were as follows:

Risk-free interest rate	2.84%-2.88%
Expected term (in years)	5.5-6.5
Dividend yield	0%
Volatility	67%

Total compensation cost for share-based compensation awards recognized in 2018 was $9. There was no corresponding tax benefit, as in the U.S. we are in a full valuation allowance position, and in Israel we are not entitled to such benefits.

At December 31, 2018 there was $14 of unrecognized compensation cost related to non-vested stock options, which is expected to be recognized over a weighted average period of 2 years.

RMDY HEALTH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 7 - INCOME TAXES:

The components of net loss before income taxes for the year ended December 31, 2018 was as follows:

Year Ended December 31,
2018
Net income (loss) before income taxes:
Foreign	34
U.S. Domestic	(516)
(482)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of long-term assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The Company has deferred tax assets and liabilities comprised primarily of net operating losses, employee benefits, and accruals and reserves.

Deferred taxes as of December 31, 2018 were reduced by a valuation allowance relating to net operating losses. In assessing the likelihood of realizing deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Based on the taxable loss in the United States, management believes it was more likely than not that the deferred tax assets will not be realized in the United States for the next few years.

Deferred taxes are determined utilizing the asset and liability method based on the estimated future tax effects of differences between the financial accounting and tax bases of assets and liabilities under the applicable tax laws. Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the determination of the appropriate valuation allowances, the Company has considered the most recent projections of future business results and taxable income by jurisdiction. Actual results may vary in compare to current projections.

As of December 31, 2018, the Company had net operating loss carry forwards for federal income tax purposes of approximately $4 million. These net operating losses can be utilized to reduce future taxable income, if any. Utilization of the net operating loss carryforwards may be subject to substantial annual limitations due to ownership change provisions of the Internal Revenue Code of 1986, as amended and similar state provisions. The annual limitation may result in the expiration of net operating loss carryforwards before utilization.

The Israeli subsidiary has a tax rate of 23% in 2018.

RMDY HEALTH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 8 - RELATED PARTY TRANSACTIONS

a.	Within long-term liabilities included officer loans amounting t0 $448. The loans bear an annual interest of 1.65%, and are payable on the earlier of (i) a Deemed Liquidation Event as defined in the Company’s Certificate of Incorporation, or (ii) December 16, 2023.

b.	Within current liabilities included loans from shareholder and related persons amounting to $369. The loans bear an annual interest of 8%, and are payable in 2019.

c.	Within non-current assets included employee loans amounting to $629. The loans bear an annual interest of 1.65%, and are payable on the earlier of (i) a Deemed Liquidation Event as defined in the Company’s Certificate of Incorporation, or (ii) December 16, 2023.

NOTE 9 - SUBSEQUENT EVENTS:

a.	The Company raised in the third quarter of 2019 a loan in amount of $350 from OptimizeRx Corp. The loan bears an annual interest of 4% and is due at the earlier of (i) July 1, 2020, and (ii) the closing of the Acquisition described below.

b.	During September 2019 the Company’s shareholders announced the sale of the Company to a OptimizeRx Corp. for a consideration of up to USD 46 million.

In October 2019, the transaction was completed. The purchase price was $16.0 million, which will be adjusted for final working capital acquired. Total cash paid in October as part of the transaction was $8.7 million, which included payments for closing indebtedness, transaction expenses, escrows, and payments to RMDY Health stockholders.

Additionally, a portion of the purchase price, $5.9 million, is payable in shares of Optimize Rx common stock, and 382,893 shares were issued in November 2019. Additional shares may be issued in future years at the time of the escrow release. Two additional payments not to exceed $30.0 million (in cash and shares) may become due as part of an earnout in the amount of 1.75 times the amount that we exceed $4.0 million of revenues related to the “RMDY” product in 2020, and 1.75 times the amount that we exceed 2020 revenues related to the “RMDY” product in 2021.